EXCLUSIVE LICENSE AGREEMENT

This EXCLUSIVE LICENSE AGREEMENT ("Agreement"), dated as of this 18th day of December 2008 ("Effective Date"), by and between Advanced Cell Technology, Inc., a Delaware corporation ("ACT"), and Transition Holdings, Ltd ("Transition"), an investment entity formed in the country of Ireland ("Licensee") (each, a "Party" and together, the "Parties").

RECITALS

A. ACT owns and is entitled to grant certain license rights with respect to certain Patent Rights (as defined below).

B. ACT desires to have the Patent Rights not already licensed commercialized for Licensee, and Licensee desires to allow ACT to undertake research and development efforts utilizing the patent rights while being granted by ACT an exclusive, worldwide license, with the right to grant sublicenses using the Patent Rights in accordance with the terms of this Agreement.

C. ACT has previously received a $1.5 million investment from Transition Holdings, Ltd, in the form of a Convertible Note and now desires to convert the Note to an investment in this exclusive license along with additional consideration of $1.0 million which has been agreed to by Transition.

D. Concurrently with the execution and delivery of this Agreement, ACT and Licensee anticipate jointly marketing the licenses to third parties with proceeds generated from these efforts to be first paid for the continued processing of the patents and the remander repaid on the investment by the licensee for good and valuable consideration therein defined.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1. DEFINITIONS

1.1 **"Affiliates"** shall mean any corporation or other business entity, other than Licensee, that controls, is controlled by, or is under common control with, a Party. For purposes of this Section 1, "control" means direct or indirect ownership of (i) at least fifty percent (50%) of the outstanding stock or of the other voting rights entitled to elect directors or (ii) in any country where the local law will not permit foreign equity participation of at least fifty percent 50%, then the maximum percentage of such outstanding stock or voting rights permitted by local law.

1.2 **"Confidential Information"** shall mean any confidential or proprietary information furnished by one party (the "Disclosing Party") to the other party (the "Receiving Party") in connection with this Agreement, or gathered by the Receiving Party by any means, including, without limitation, all specifications, know-how, trade secrets, technical information, drawings, software, models, business information and patent applications pertaining to the Patent

Rights and Technical Information, and as further provided in Section 10 hereof.

1.3 "Patent Rights" shall mean those patent applications enumerated on Schedule 1.4 hereto, and all patents and/or patent applications (including provisional patent applications) existing as of the Effective Date in any other country corresponding to any of the foregoing, and all national phases, divisions, continuations, continuations-in-part, reissues, reexaminations, supplementary protection certificates and extensions thereof, whether domestic or foreign, and any patent that issues thereon. The Patent Rights are all owned by ACT.

1.4 "Technical Information" shall mean the following information that is described in or related to the Patent Rights: know-how, trade secrets, unpublished patent applications, software, bioinformatics, unpatented technology, technical information, statistical information and analyses, biological materials, chemical reagents, standard operating protocols, preclinical and clinical information, in each case (as described in Schedule 1) which has been conceived or reduced to practice prior to the Effective Date in connection with the patents. Technical Information is all owned by ACT.

1.5 "Territory" shall mean the entire world.

2. LICENSE AND TERMINATION

2.1 Grant of Exclusive Rights. Subject to the terms of this Agreement, ACT hereby grants to Licensee, and Licensee hereby accepts from ACT, the exclusive, except as to ACT and any other existing licenses as of the date of this agreement, worldwide license, with the right to grant sublicenses (subject to the terms of Section 2.2 hereof), during the term of this Agreement (as provided in Section 6 hereof) to allow sublicensees to conduct research using the Patent Rights and the Technical Information and to develop, use, make, have made, practice, import, carry out, manufacture, have manufactured, offer for sale, sell and/or have sold products and services in the Territory using the Patent Rights and the Technical Information in connection with the patents. Notwithstanding any other provision hereof to the contrary, all rights to the Patent Rights and the Technical Information are retained by ACT but licensed to Transition.

2.2 Right to Sublicense. Licensee shall have the right to grant sublicenses to any or all of the rights granted hereunder consistent with this Agreement and upon commercially reasonable terms. Licensee shall keep ACT reasonably informed with respect to the progress of any relations entered into with any sublicensees and shall provide a copy of any such sublicenses (including any modification thereof) to ACT promptly following full execution thereof. As an express condition of any such sublicense, any such sublicensee shall be required to agree in writing to be bound by commercially reasonable royalty reporting and recordkeeping, indemnification and inspection provisions, and the applicable provisions of this Agreement, including, without limitation and to the extent included herein, those pertaining to the use of ACT's name and marks, indemnification of ACT and the use of ACT's Confidential Information. Licensee will be responsible for enforcing each sublicensee's obligations under its sublicense. Licensee understands and agrees that none of its sublicenses hereunder shall reduce in any manner any of its obligations set forth in this Agreement. Parties agree that ACT will be able to utilize the patents for its own research and development programs. The Parties further agree that

ACT, on behalf of the Licensee, will assist in the effort to sublicense the patents.

2.3 Conditions to Effectiveness. The following shall be conditions precedent to the effectiveness of this Agreement:

(a) All of the following documents and instruments shall have been fully executed and delivered by each of the Parties hereto and thereto: (i) this Agreement, including applicable schedules and appendices, and

(b) The Convetible Note dated October 7th between the Parties will be cancelled in favor of this license agreement and an additional one million dollars ($1.0 million) will be paid by Transition in consideration for this license to be paid over the next six (6) months from the date of this license agreement.

3. REPRESENTATIONS AND WARRANTIES

3.1 ACT represents and warrants to Licensee that:

(a) ACT (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder, and (iii) has taken sufficient steps such that the execution and delivery of this Agreement by ACT and the performance by ACT of its obligations hereunder have been duly authorized by all necessary corporate action;

(b) to the best of ACT's knowledge based on due inquiry, there are no claims, judgments or settlements to be paid by ACT with respect the Patent Rights or Technical Information or pending claims or litigation reasonably relating to the Patent Rights or Technical Information;

(c) ACT is listed as the sole owner of record in the records of the United States Patent and Trademark Office and any foreign patent offices with respect to Patent Rights that consist of applications or registrations with such offices, and has been assigned all right, title and interest from the inventors in the Patent Rights;

(d) ACT has the right to grant the rights granted to Licensee hereunder and to perform ACT's obligations hereunder, in each case without the consent or approval of any third party, or, if required, all necessary third party consents have been obtained;

(e) ACT has not granted, and will not grant, licenses to the Patent Rights or Technical Information to any third party that would conflict with or otherwise compromise the rights granted to Licensee hereunder except what currently exists as of this date to International Stem Cells, Inc and Embryome Sciences;

(f) to the best of ACT's knowledge based on due inquiry, the Patent Rights have been duly prepared, filed, prosecuted, obtained, and maintained in accordance with all applicable laws, rules, and regulations, and no funding from any agency of the U.S. Government was used in the conception and/or reduction to practice of any of the Patent Rights;

(g) to the best of ACT's knowledge based on due inquiry, no third party's intellectual property rights would be infringed or misappropriated by the practice of the Patent Rights in general and no third party is infringing or misappropriating the Patent Rights;

(h) constitutes the legal, valid and binding obligation of ACT, enforceable against ACT in accordance with its terms, subject only to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally, (ii) the limitation that the remedy of specific performance or injunctive relief is subject to the discretion of the court or arbitrator before which any proceeding therefor may be brought, and (iii) general legal and equitable principles of good faith, fair dealing and equity;

(i) neither the execution or delivery of this Agreement by ACT, nor the performance by ACT of its obligations hereunder, (i) shall constitute a default under any contract by which ACT or any of its material assets is bound (or any event which, with notice or lapse of time, or both, would constitute such a default); or (ii) shall constitute a violation of any judgment, order or decree of any court, arbitrator, governmental agency or authority binding upon ACT.

(j) to the best of ACT's knowledge based on due inquiry, the claims sought in each of the patent applications within the Patent Rights are free of any prior art and meet the requirements for patentability under U.S. Patent Law.

3.2 Licensee represents and warrants to ACT that:

(a) Licensee (i) is a private company duly borganized, validly existing and in good standing under the laws of the Country of Ireland, (ii) has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder, and (iii) has taken sufficient steps such that the execution and delivery of this Agreement by Licensee and the performance by Licensee of its obligations hereunder have been duly authorized by all necessary corporate action;

(b) this Agreement constitutes the legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms, subject only to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally, (ii) the limitation that the remedy of specific performance or injunctive relief is subject to the discretion of the court or arbitrator before which any proceeding therefor may be brought, and (iii) general legal and equitable principles of good faith, fair dealing and equity;

(c) neither the execution or delivery of this Agreement by Licensee, nor the performance by Licensee of its obligations hereunder, (i) shall constitute a default under any

contract by which Licensee or any of its material assets is bound (or any event which, with notice or lapse of time, or both, would constitute such a default); or (ii) shall constitute a violation of any judgment, order or decree of any court, arbitrator, governmental agency or authority binding upon Licensee.

4. CONSIDERATION

In consideration of the execution and delivery by ACT of this Agreement, Licensee agrees as follows:

4.1 **Upfront License Fee.** Concurrently with the execution and delivery of this Agreement by the Parties, Licensee shall cancel its Note (Convertible Note dated October 7, 2008 between the Parties) for one million dollars ($1.0 million) and pay to ACT the sum of Five Hundred Thousand U.S. Dollars ($500,000.00) in immediately available funds.

4.2 **Balance License Payment.** On or before the date that is within one hundred eighty (180) days after the Effective Date ("License Payment Date") of this License Agreement, Licensee shall pay to ACT the sum of Five Hundred Fifty Thousand U.S. Dollars ($500,000.00) in immediately available funds ("Balance License Payment"), so long as prior to such date ACT shall not have entered into a liquidating bankruptcy, be adjudged insolvent, liquidate, dissolve and/or had its business placed in the hands of a receiver, assignee or trustee, whether by voluntary act of ACT or otherwise. The Parties can mutually agree to increase the amount of the final payment or extend the final due date of the payment based upon circumstances which they believe to warrant such modification.

4.3 **Arms'-Length Negotiations; Total Payments.** ACT and Licensee each acknowledges and agrees that the terms and conditions of this Agreement were based on arms'-length negotiations with the other Party. The Parties agree that the sum of the payments due under Sections and 4.1 and 4.2 shall constitute the entire payment due to ACT in consideration for entering into this Agreement.

5. PATENT RIGHTS

5.1 **Prosecution.** Commencing on the Effective Date, Licensor shall continue to assume full responsibility for the application, maintenance, reexamination, reissue, opposition and prosecution of any kind (collectively "Prosecution") relating to the Patent Rights in the Territory, including, but not limited to, payment of all costs, fees and expenses including attorney's fees related thereto (collectively "Patent Expenses"). Licensor shall make the final determination at its sole discretion as to whether and how to proceed with respect to any event in connection with Prosecution relating to the Patent Rights in the Territory.

5.2 **Expenses.** Licensor shall pay all Patent Expenses resulting from its obligations in Section 5.1 hereof.

6. TERM AND TERMINATION

6.1 **Term.** Unless otherwise terminated by operation of law or by acts of the Parties

in accordance with the terms of this Agreement, this Agreement will terminate, with respect to Patent Rights, upon the expiration of the last to expire patent or patent application within the Patent Rights on a jurisdiction-by-jurisdiction basis. Upon expiration of the Patent Rights, Licensee will have an irrevocable, perpetual, fully paid-up right and license to practice the subject matter as described and claimed therein.

6.2 **Termination.** Except as provided by Section 6.3 hereof, this Agreement shall terminate upon the earliest to occur of the following:

(a) Upon thirty (30) days' written notice from ACT if, within such thirty (30) day period, Licensee shall fail to cure fully any breach or default of any material obligation under this Agreement as described in such written notice detailing the facts of such breach with reasonable specificity; *provided, however,* that Licensee may avoid such termination if, before the end of such thirty (30) day period, such breach or default has been cured by Licensee to the reasonable satisfaction of ACT (see 4.1 for reasons for a breach or default);

(b) Upon thirty (30) days' written notice from Licensee if, within such thirty (30) day period, ACT shall fail to cure fully any breach or default of any material obligation under this Agreement as described in such written notice detailing the facts of such breach with reasonable specificity; *provided, however,* that ACT may avoid such termination if, before the end of such thirty (30) day period, such breach or default has been cured by ACT to the reasonable satisfaction of Licensee;

(c) After one (1) year following the Effective Date, upon five (5) days' written notice from Licensee for any reason or no reason; and

(d) Upon the mutual written agreement of the Parties (such termination to be effective as of the date mutually agreed upon in such written agreement); and

(e) Automatically if licensee shall enter into a liquidating bankruptcy, be adjudged insolvent, liquidate, dissolve and/or if the business of licensee shall be placed in the hands of a receiver, assignee or trustee, whether by voluntary act of licensee or otherwise; *provided, however,* that if any such action is involuntary, termination shall not take place unless the action is not reversed within thirty (30) days.

6.3 **Obligations Upon Termination.** Upon any termination of this Agreement pursuant to Section 6.2 hereof, nothing herein shall be construed to release any Party from any liability for any obligation incurred through the effective date of termination or for any breach of this Agreement prior to the effective date of such termination.

6.4 **Right to Institute Legal Actions.** Notwithstanding the provisions of Section 6.2 hereof, ACT, on the one hand, and Licensee, on the other hand, may institute any other legal action or pursue any other remedy against the other Party permitted by applicable law if the other Party does not substantially cure any breach or default of any material obligation as provided herein.

6.5 Reversion of Rights. Notwithstanding anything to the contrary set forth herein (including, but not limited to, Sections 5 and 6.4 hereof), full responsibility for Prosecution of the Patent Rights shall, at the option of ACT and at its sole expense from the date of reversion, revert to ACT upon any termination of this Agreement.

6.6 Treatment under Bankruptcy Code. All rights related to and licenses of intellectual property granted under this Agreement by ACT to Licensee are, for purposes of Section 365(n) of the U.S. Bankruptcy Code, 11 U.S.C. §§ 101 *et seq.*, licenses of rights to "intellectual property" as defined under Section 101 (35A) of the Bankruptcy Code. The Parties agree that this Agreement and the Patent Rights and Technical Information licensed hereunder are considered by the Parties to be intellectual property subject to 11 U.S.C. § 365(n) of the Bankruptcy Code.

7. INFRINGEMENT BY THIRD PARTIES

7.1 Enforcement. Licensee shall have the first right and the obligation to enforce, at its sole expense, any Patent Rights in the Territory to the extent licensed hereunder against infringement by third parties and shall notify ACT in writing in advance of all such enforcement efforts. ACT shall reasonably cooperate in any such enforcement and, as necessary, join as a party therein. In the event that Licensee does not file suit against or commence and conclude settlement negotiations with a substantial infringer of Patent Rights in the Territory within ninety (90) days of receipt of a written request from ACT that Licensee bring suit, then ACT shall have the right, at its own expense, to enforce any Patent Rights licensed hereunder on behalf of itself, separately, or with the participation of Licensee, as ACT and Licensee may agree. Any amount recovered in any such action or suit, whether by judgment or settlement, shall be paid to or retained entirely by whichever Party brought the action, or where both Parties participate in such action or suit, all such amounts shall be allocated to each Party in the ratio of expenses actually incurred, after first paying each Party's out-of-pocket expenses, including reasonable attorneys' fees.

7.2 Defense of Patent Rights. In the event that any Patent Rights are the subject of a legal action seeking declaratory relief or of any reexamination or opposition proceeding instituted by a third party, the Parties agree to promptly consult with each other concerning the defense of such actions or proceedings. If the Parties agree that such defense should be undertaken, then Licensee shall bear the expenses, including attorneys' fees, associated with such defense and in any recoupment of expenses. If the Parties disagree, then the Party desiring to defend the action or proceeding may proceed with such defense and will bear its own expenses, and be entitled to all sums recovered.

8. INDEMNIFICATION

8.1 Indemnification by ACT. Subject to Section 8.3 hereof, ACT shall hold harmless, defend and indemnify Licensee and each of its officers, directors, employees and agents (each, an "ACT Indemnified Party," and collectively, the "ACT Indemnified Parties") from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses and costs of investigation, whether or not suit is filed)

suffered or incurred by any of the ACT Indemnified Parties in any action, suit, litigation, arbitration or dispute of any kind ("Action") arising or resulting from any gross negligence, willful acts or omissions or breach of any term or provision of this Agreement by ACT or any of its officers, directors, employees and agents. As part of its obligations hereunder, ACT shall defend any Action brought against any of the ACT Indemnified Parties with counsel of its own choosing and reasonably acceptable to Licensee. Should ACT fail to provide a defense for the ACT Indemnified Parties as required hereunder, then ACT shall reimburse the ACT Indemnified Parties for their out-of-pocket expenses (including reasonable attorneys' fees and expenses and costs of investigation) which are incurred as a result of any investigation, defense or settlement relating to the foregoing, which reimbursement shall be made to the ACT Indemnified Party(ies) upon receipt by ACT of invoices reflecting in reasonable detail such expenses incurred by the ACT Indemnified Party(ies).

8.2 **Indemnification by Licensee.** Subject to Section 8.3 hereof, Licensee shall hold harmless, defend and indemnify ACT and each of its officers, directors, employees and agents (each, a "Licensee Indemnified Party," and collectively, the "Licensee Indemnified Parties") from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses and costs of investigation, whether or not suit is filed) suffered or incurred by any of the Licensee Indemnified Parties in any Action arising or resulting from any gross negligence, willful acts or omissions or breach of any term or provision of this Agreement by Licensee or any of its officers, directors, employees and agents. As part of its obligations hereunder, Licensee shall defend any Action brought against any of the Licensee Indemnified Parties with counsel of its own choosing and reasonably acceptable to ACT. Should Licensee fail to provide a defense for the Licensee Indemnified Parties as required hereunder, then Licensee shall reimburse the Licensee Indemnified Parties for their out-of-pocket expenses (including reasonable attorneys' fees and expenses and costs of investigation) which are incurred as a result of any investigation, defense or settlement relating to the foregoing, which reimbursement shall be made to the Licensee Indemnified Party(ies) upon receipt by Licensee of invoices reflecting in reasonable detail such expenses incurred by the Licensee Indemnified Party(ies).

8.3 **Notice of Claim.** The Parties shall promptly notify one another in writing of any claim or Action or material threat thereof brought against any ACT Indemnified Party or Licensee Indemnified Party in respect of which indemnification may be sought and, to the extent allowed by law, shall reasonably cooperate with the other Party in defending or settling any such claim or Action.

9. USE OF NAMES

Neither Party shall, unless as required by any law or governmental regulation, use the name of the other Party and/or any of its trademarks, service marks, trade names or fictitious business names without express prior written consent of the other Party.

10. CONFIDENTIALITY

10.1 **Non-Disclosure.** The Parties shall keep the terms of this Agreement and all

business and scientific discussions relating to the business of the Parties strictly confidential. It may, from time to time, be necessary for the Parties, in connection with performance under this Agreement, to disclose Confidential Information (including know-how) to each other. The Receiving Party (as defined in Section 1.2 hereof) shall keep in strictest confidence the Confidential Information of the Disclosing Party (as defined in Section 1.2 hereof), using the standard of care it normally uses for information of like character, and shall not disclose the Confidential Information to any third party or use it except as expressly authorized by the prior written consent of the Disclosing Party or as otherwise permitted by this Agreement; *provided, however*, that Licensee may disclose the Confidential Information received from ACT to its Affiliates and sublicensees as shall be reasonably necessary to carry out the intent of this Agreement or any sublicense granted by Licensee as contemplated by this Agreement if, but only if, such Affiliates and/or sublicensees are under obligations of confidentiality no less restrictive than those confidentiality provisions contained in this Section 10. The Receiving Party's obligation hereunder shall not apply to Confidential Information that the Receiving Party can show:

(a) Is or later becomes part of the public domain through no fault or neglect of the Receiving Party;

(b) Is received in good faith from a third party having no obligations of confidentiality to the Disclosing Party, *provided, however*, that the Receiving Party complies with any restrictions imposed by the third party;

(c) Is independently developed by the Receiving Party without use of the Disclosing Party's Confidential Information; or

(d) Is required by law or regulation to be disclosed (including, without limitation, in connection with U.S. Food and Drug Administration filings, U.S. Securities and Exchange Commission filings, or filings with another government agency), *provided, however*, that the Receiving Party uses reasonable efforts to restrict disclosure and to obtain confidential treatment and only discloses Confidential Information to the extent so required.

10.2 Limits on Permitted Disclosures. Each Party agrees that any disclosure or distribution of the other Party's Confidential Information within its own organization shall be made only as is reasonably necessary to carry out the intent of this Agreement. The Parties further agree that all of their respective officers, employees, agents, representatives or sublicensees to whom any Confidential Information is disclosed or distributed shall have agreed to maintain its confidentiality.

10.3 Legally Required Disclosures. If a subpoena or other legal process concerning Confidential Information is served upon a Party pertaining to the subject matter hereof, the Party served shall notify the other Party immediately, the other Party shall cooperate with the Party served, at the other Party's expense, in any effort to contest the validity of such subpoena or other legal process. This Section 10.3 shall not be construed in any way to limit any Party's ability to satisfy any disclosure of its relationship with the other Party required by any governmental authority.

10.4 Remedies. Both Parties acknowledge and agree that it would be difficult to measure damages for breach by either Party of the covenants set forth in this Section 10, and that injury from any such breach would be incalculable, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, either Party shall be entitled, in addition to all other remedies available hereunder or under law or equity, to injunctive or such other equitable relief as a court may deem appropriate to restrain or remedy any breach of such covenants.

11. MISCELLANEOUS

11.1 Notices. Any notice, request, instruction or other document required by this Agreement shall be in writing and shall be deemed to have been given (a) if mailed with the United States Postal Service by prepaid, first class, certified mail, return receipt requested, at the time of receipt by the intended recipient, (b) if sent by Federal Express®, Airborne®, or other overnight carrier, signature of delivery required, at the time of receipt by the intended recipient, or (c) if sent by facsimile transmission, when so sent and when receipt has been acknowledged by appropriate telephone or facsimile receipt, addressed as follows:

In the case of ACT to:

Advanced Cell Technology, Inc.
11100 Santa Monica Boulevard, #850
Los Angeles, CA 90025
Attention: CEO
Fax: (310) 481-0833

or in the case of Licensee to:

Transition Holdings, Ltd
32 LEOPARDSTOWN DR
BLACKROCK
CO DUBLIN IRELAND
Attention: DALE A PETERS
Fax: 649 946 4514

or to such other address or to such other person(s) as may be given from time to time under the terms of this Section 11.1.

11.2 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the United States of America and of the State of California, irrespective of choice of laws provisions. The Parties agree that Los Angeles, California shall be the situs of any legal proceeding arising out of or relating to this Agreement and each Party hereby irrevocably consents to the exclusive personal jurisdiction of the appropriate state or federal courts located therein for all such purposes..

11.3 Waiver. Failure of any Party to enforce a right under this Agreement shall not act as a waiver of that right or the ability to assert that right relative to the particular situation involved.

11.4 Enforceability. If any provision of this Agreement shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

11.5 Modification. No change, modification, or addition or amendment to this Agreement, or waiver of any term or condition of this Agreement, is valid or enforceable unless in writing and signed and dated by the authorized officers of the parties to this Agreement.

11.6 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and replaces and supersedes as of the Effective Date any and all prior agreements and understandings, whether oral or written, between the parties with respect to the subject matter of such agreements.

11.7 Successors. Except as otherwise expressly provided in this Agreement, this Agreement shall be binding upon, inures to the benefit of, and is enforceable by, the Parties and their respective heirs, legal representatives, successors and permitted assigns.

11.8 Construction. This Agreement has been prepared, examined, negotiated and revised by each Party and their respective attorneys, and no implication shall be drawn and no provision shall be construed against any Party to this Agreement by virtue of the purported identity of the drafter of this Agreement or any portion thereof.

11.9 Independent Contractors. It is the express intention of the Parties that the relationship of ACT and Licensee is that of independent contractors and not agents, partners, or joint venturers. Nothing in this Agreement is intended or will be construed to permit or authorize either Party to incur, or represent that it has the power to incur, any obligation or liability on behalf of the other Party.

11.10 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall constitute one and the same instrument. This Agreement may be executed by facsimile.

11.11 Attorneys' Fees. In the event of any action at law or in equity between the Parties hereto to enforce any of the provisions hereof, the unsuccessful Party to such litigation shall pay to the successful Party all reasonable costs and expenses, including reasonable attorneys' fees, incurred therein by such successful Party; and if such successful Party shall recover a judgment in any such action or proceeding, such reasonable costs, expenses and attorneys' fees may be included in and as part of such judgment.

11.12 Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party, and any such attempted assignment shall be void and of

no effect, except that either Party may assign this Agreement to any successor in connection with the merger, consolidation or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates or a related party in which there is common ownership interest.

11.13 Further Assurances. At any time and from time to time after the Effective Date, each Party shall do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, transfers, conveyances, assignments or assurances as may be reasonably required to consummate the transactions contemplated by this Agreement.

11.14 Survival. The terms and conditions of the following provisions will survive termination or expiration of this Agreement for as long as necessary to permit their full discharge: Section 1, 5.3, 6, 8 and 10.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date by their representatives having full power and authority to do so.

ACT:

ADVANCED CELL TECHNOLOGY, INC.

By: [signature]
Name: William M. Caldwell, IV
Its: CEO

Licensee:

TRANSITION HOLDINGS, LTD

By: [signature]
Name: DALE A. PETERS
Its: PRESIDENT

Schedule 1

Patent Rights